UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014 (April 22, 2014)
Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 22, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Meeting”). At the Meeting the Company’s shareholders:

(1) elected two (2) Class III directors to terms of three (3) years each;

(2) approved an amendment to the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1.8 million shares;

(3) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014; and

(4) approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in the proxy statement.

Set forth below are the number of votes cast with respect to each of the matters submitted for vote at the Meeting.

(1) Election of Class III Directors

Nominee	For	Withheld	Broker Non-Votes
Robert L. Fealy	12,337,773	1,405,276	2,873,568
Daniel P. Harrington	12,327,166	1,415,883

(2) Approval of amendment to the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1.8 million shares.

For	Against	Abstentions	Broker Non-Votes
10,501,964	3,019,980	221,105	2,873,568

(3) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
15,855,550	56,371	704,696

(4) Approval, By Non-Binding Advisory Vote, of Executive Compensation

For	Against	Abstentions	Broker Non-Votes
9,624,694	2,756,723	1,361,632	2,873,568

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
April 24, 2014	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary